Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-195694 on Form S-3, and 333-181382 and 333-187057 on Form S-8 of our report dated March 3, 2015, with respect to the consolidated financial statements of Enphase Energy, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Enphase Energy, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

San Jose, California
March 3, 2015